Exhibit 99.1

Keysight Technologies Announces Closing of Acquisition of Ixia

SANTA ROSA and CALABASAS, Calif., April 18, 2017 – Keysight Technologies, Inc. (NYSE: KEYS) and Ixia (Nasdaq: XXIA) today announced that Keysight has completed its acquisition of Ixia.

“We are pleased to have quickly brought the Ixia acquisition to completion and excited to add Ixia’s deep bench of talent to the Keysight team. This complementary combination accelerates several of our strategies for growth, including expanding our software solutions and software engineering capability. We have also broadened our reach within the communications development lifecycle, and will build and grow Ixia’s established strong position in the fast-growing visibility and security markets,” said Ron Nersesian, Keysight president and CEO.

“Keysight’s leadership now encompasses a unique range of end-to-end solutions for the development of next-generation technologies and optimizing and securing networks,” Nersesian added.

Ixia serves the top 15 network equipment manufacturers, 47 of the top 50 carriers, and 77 of the Fortune 100. Ixia also brings to Keysight over 400 patents issued and pending and a team of over 1,800 dedicated professionals.

The aggregate transaction consideration totaled approximately $1.6 billion, including transaction and financing fees and expenses and net of cash on hand at Ixia at the closing, with Ixia shareholders receiving $19.65 per share in cash. Keysight funded the transaction with a combination of cash on hand as well as proceeds from public offerings of stock and notes and additional debt financings. Ixia will no longer be traded on the Nasdaq Global Select Market and its financial results will be reported under Keysight’s newly formed “Ixia Solutions Group”.

About Keysight Technologies

Keysight Technologies (NYSE: KEYS) helps customers bring breakthrough electronic products and systems to market faster and at a lower cost. Keysight’s solutions go where the electronic signal goes, from design simulation, to prototype validation, to manufacturing test, to optimization in the network. Customers span the worldwide communications ecosystem, internet infrastructure, aerospace & defense, automotive, semiconductor and general electronics end markets. More information is available at www.keysight.com.

About Ixia

Ixia (Nasdaq: XXIA) provides testing, visibility, and security solutions, strengthening applications across physical and virtual networks for enterprises, service providers, and network equipment manufactures. Ixia offers companies trusted environments in which to develop, deploy, and operate. Customers worldwide rely on Ixia to verify their designs, optimize their performance, and ensure protection of their networks to make their applications stronger. Learn more at www.ixiacom.com.

Forward Looking Statements

This news release contains forward-looking statements as described in the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These statements involve a number of known and unknown risks, uncertainties, and other factors, which may cause actual results, performance, or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements regarding future events and the future results of the companies are based on current expectations, estimates, forecasts, and projections about the industries in which Keysight and Ixia operate and the beliefs and assumptions of their respective management. The forward-looking statements contained herein include, but are not limited to, information regarding the expected benefits and costs of the acquisition of Ixia; management plans relating to the acquisition of Ixia; Keysight’s future revenues, earnings and profitability; the future demand for the companies’ products and services; the plans, strategies and objectives of management for future operations; product development, product extensions, product integration, complementary product offerings and growth opportunities in certain business areas; and customer expectations. These forward-looking statements involve risks and uncertainties that could cause results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, the risks and uncertainties incidental to the technology industry, including price and product competition; dependence on new product development, technological advances and innovation; changes in customer demand for Keysight’s or Ixia’s products and services caused by demographic changes or other factors; and the possibility that the anticipated synergies and other benefits from the Ixia acquisition will not be realized, or will not be realized within the expected time periods.

In addition, other risks that Keysight faces include those discussed under the heading “Risk Factors” in Keysight’s Annual Report on Form 10-K for its fiscal year ended Oct. 31, 2016, Keysight’s Quarterly Report on Form 10-Q for the period ended Jan. 31, 2017. Other risks that Ixia faces include those discussed under the heading “Risk Factors” in Ixia’s Annual Report on Form 10-K for its fiscal year ended Dec. 31, 2016. Keysight and Ixia undertake no responsibility to publicly update or revise any forward-looking statements for any reason.

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Additional information about Keysight Technologies is available in the newsroom at www.keysight.com/go/news and on Facebook, Google+, LinkedIn, Twitter and YouTube.

KEYSIGHT EDITORIAL CONTACT:
Jeff Weber
+1 707 577 2845
jeff_weber@keysight.com

KEYSIGHT INVESTOR CONTACT:
Jason Kary
+1 707 577 6916
jason.kary@keysight.com